UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 15, 2008
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Director or Certain Officers; election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers.

Effective February 14, 2008, the Board of Directors of Neurogen Corporation (the “Company”) appointed Dr. John LaMattina to the Board of Directors, as an independent director.  The Company has not yet determined whether Mr. LaMattina will serve on any committees of the Board of Directors.

Dr. LaMattina will be compensated for his services as a director consistent with the Company’s other independent directors, as described in the Company’s proxy statement filed with the SEC on June 14, 2007.

There is no arrangement or understanding pursuant to which Dr. LaMattina was selected as director, and there are no related party transactions between the Company and Dr. LaMattina  reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Dr. LaMattina as director is furnished as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1            Press Release of Neurogen Corporation, dated  February __, 2008.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: February 15, 2008	Title: President and Chief Executive Officer